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                                                                                                         Exhibit 11

                                AMES DEPARTMENT STORES, INC. AND SUBSIDIARIES
                          SCHEDULE OF COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                                (In Thousands, Except Per Share Amounts)



                                                                For the Thirteen             For the Thirty-Nine
                                                                  Weeks Ended                    Weeks Ended
                                                           ---------------------------   -----------------------------
                                                            Oct. 28,       Oct. 30,        Oct. 28,        Oct. 30,
                                                              2000           1999            2000            1999
                                                           -----------    ------------   -------------    ------------
Loss before Cumulative Effect adjustment                    $(37,236)       $(27,700)       $(88,432)       $(77,817)
Cumulative Effect adjustment, net of tax                       -               -              -               (1,107)
                                                           -----------    ------------   -------------    ------------
     Net loss                                                (37,236)        (27,700)        (88,432)        (78,924)
                                                           ===========    ============   =============    ============
For Basic Earnings Per Share:
Weighted average number of common shares outstanding
during the period (b)                                          29,407          29,109          29,378          27,027
Basic net loss per share:
Basic net loss per share before Cumulative Effect
adjustment                                                     (1.27)          (0.95)          (3.01)          (2.88)
Cumulative Effect Adjustment, net of tax                       -               -              -                (0.04)
                                                           -----------    ------------   -------------    ------------
     Basic net loss per share                                 $(1.27)         $(0.95)         $(3.01)         $(2.92)
                                                           ===========    ============   =============    ============
For Diluted Earnings Per Share:
Weighted average number of common shares outstanding
during the period (b)                                          29,407          29,109          29,378          27,027
Add common stock equivalent shares represented by:
     Series B Warrants                                        (a)             (a)            (a)              (a)
     Series C Warrants                                        (a)             (a)            (a)              (a)
     Options under 1994 Management Stock Option
     Plan, 1998 Stock Incentive Plan, 1994 Non-
     Employee Director Stock Option Plan and 2000
     Store Manager Stock Option Plan                          (a)             (a)            (a)              (a)
                                                           -----------    ------------   -------------    ------------
Weighted average number of common and common equivalent
shares (b)                                                     29,407          29,109          29,378          27,027
                                                           ===========    ============   =============    ============
Diluted net loss per share before Cumulative Effect
adjustment                                                     (1.27)          (0.95)          (3.01)          (2.88)
Cumulative Effect Adjustment, net of tax                       -               -              -                (0.04)
                                                           -----------    ------------   -------------    ------------
     Diluted net loss per share                               $(1.27)         $(0.95)         $(3.01)         $(2.92)
                                                           ===========    ============   =============    ============

(a)  Common stock equivalents have not been included, because the effect would be anti-dilutive.
(b)  The weighted average number of common shares outstanding is net of treasury stock.
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